NEUBERGER BERMAN EQUITY FUNDS

                      NEUBERGER BERMAN ALL CAP GROWTH FUND
                          NEUBERGER BERMAN CENTURY FUND
                       NEUBERGER BERMAN EQUITY INCOME FUND
                         NEUBERGER BERMAN FASCIANO FUND
                           NEUBERGER BERMAN FOCUS FUND
                          NEUBERGER BERMAN GENESIS FUND
                    NEUBERGER BERMAN GLOBAL REAL ESTATE FUND
                         NEUBERGER BERMAN GUARDIAN FUND
                       NEUBERGER BERMAN INTERNATIONAL FUND
                NEUBERGER BERMAN INTERNATIONAL INSTITUTIONAL FUND
                  NEUBERGER BERMAN INTERNATIONAL LARGE CAP FUND
                         NEUBERGER BERMAN MANHATTAN FUND
                        NEUBERGER BERMAN MILLENNIUM FUND
                         NEUBERGER BERMAN PARTNERS FUND
                         NEUBERGER PREMIER ANALYSTS FUND
                    NEUBERGER BERMAN PREMIER CONVERGENCE FUND
                     NEUBERGER BERMAN PREMIER DIVIDEND FUND
                      NEUBERGER BERMAN PREMIER ENERGY FUND
                        NEUBERGER BERMAN REAL ESTATE FUND
                          NEUBERGER BERMAN REGENCY FUND
                    NEUBERGER BERMAN SOCIALLY RESPONSIVE FUND
                                605 Third Avenue
                          New York, New York 10158-0180

September 27, 2007

Neuberger Berman Management Inc.
605 Third Avenue, 2[nd] Floor
New York, New York  10158-0180

Dear Ladies and Gentlemen:

      Neuberger Berman All Cap Growth Fund, Neuberger Berman Century Fund, Neuberger Berman Equity Income Fund, Neuberger Berman Fasciano Fund, Neuberger Berman Focus Fund, Neuberger Berman Genesis Fund, Neuberger Berman Global Real Estate Fund, Neuberger Berman Guardian Fund, Neuberger Berman International Fund, Neuberger Berman International Institutional Fund, Neuberger Berman International Large Cap Fund, Neuberger Berman Manhattan Fund, Neuberger Berman Millennium Fund, Neuberger Berman Partners Fund, Neuberger Berman Premier Analysts Fund, Neuberger Berman Premier Convergence Fund, Neuberger Berman Premier Dividend Fund, Neuberger Berman Premier Energy Fund, Neuberger Berman Real Estate Fund, Neuberger Berman Regency Fund and Neuberger Berman Socially Responsive Fund (each a "Fund") are series of Neuberger Berman Equity Funds, a Delaware statutory trust ("Trust").

      You hereby agree during the respective period noted on Schedule A ("Limitation Period"), to forgo current payment of fees and/or reimburse annual operating expenses of each Fund's respective Class noted on Schedule A (excluding interest, taxes, brokerage commissions, and extraordinary expenses of each Fund) ("Operating Expenses"), so that the Operating Expenses of each Fund's respective Class are limited to the rate per annum, as noted on Schedule A, of that Class' average daily net assets ("Expense Limitation").

      Each Fund agrees to repay you out of assets attributable to its respective Class noted on Schedule A for any fees forgone by you under the Expense Limitation or any Operating Expenses you reimburse in excess of the Expense Limitation, provided the repayments do not cause that Class' total operating expenses (exclusive of interest, taxes, brokerage commissions and extraordinary expenses) to exceed the respective annual rate of average daily net assets as noted on Schedule A and the repayments are made within three years after the year in which you incurred the expense.

      You understand that you shall look only to the assets attributable to the respective Class of the applicable Fund for performance of this Agreement and for payment of any claim you may have hereunder, and neither any other series of the Trust or class of the applicable Fund, nor any of the Trust's trustees, officers, employees, agents, or shareholders, whether past, present or future, shall be personally liable therefor.

      This Agreement is made and to be performed principally in the State of New York, and except insofar as the Investment Company Act of 1940, as amended, or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York. Any amendment to this Agreement shall be in writing signed by the parties hereto. This Agreement supersedes any prior agreement with respect to the subject matter hereof.

      If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

                         Very truly yours,

                         NEUBERGER BERMAN EQUITY FUNDS,
                         on behalf of
                         NEUBERGER BERMAN ALL CAP GROWTH FUND,
                         NEUBERGER BERMAN CENTURY FUND, NEUBERGER
                         BERMAN EQUITY INCOME FUND, NEUBERGER BERMAN
                         FASCIANO FUND, NEUBERGER BERMAN FOCUS FUND,
                         NEUBERGER BERMAN GENESIS FUND, NEUBERGER
                         BERMAN GLOBAL REAL ESTATE FUND, NEUBERGER
                         BERMAN GUARDIAN FUND, NEUBERGER BERMAN
                         INTERNATIONAL FUND, NEUBERGER BERMAN
                         INTERNATIONAL INSTITUTIONAL FUND, NEUBERGER
                         BERMAN INTERNATIONAL LARGE CAP FUND,
                         NEUBERGER BERMAN MANHATTAN FUND,
                         NEUBERGER BERMAN MILLENNIUM FUND,
                         NEUBERGER BERMAN PARTNERS FUND, NEUBERGER
                         PREMIER ANALYSTS FUND, NEUBERGER BERMAN
                         PREMIER CONVERGENCE FUND, NEUBERGER BERMAN
                         PREMIER DIVIDEND FUND, NEUBERGER BERMAN
                         PREMIER ENERGY FUND, NEUBERGER BERMAN REAL
                         ESTATE FUND, NEUBERGER BERMAN REGENCY FUND AND NEUBERGER BERMAN SOCIALLY RESPONSIVE
                         FUND

                         By:     /s/ Fred Soule

                         Title:  Vice President

The foregoing Agreement is hereby accepted as of September 27, 2007

NEUBERGER BERMAN MANAGEMENT INC.

By:     /s/ Robert Conti

Title:  Senior Vice President

                                   SCHEDULE A
                                   ----------

FUND                                   CLASS               LIMITATION PERIOD       EXPENSE LIMITATION
----                                   -----               -----------------       ------------------
All Cap Growth Fund                    Trust               08/31/2011              1.10%
                                       Institutional       08/31/2011              0.75%

Century Fund                           Investor            08/31/2018              1.50%

Equity Income Fund                     Trust               8/31/2011               1.00%

Fasciano Fund                          Advisor             08/31/2018              1.90%
                                       Institutional       08/31/2011              1.05%

Focus Fund                             Trust               08/31/2011              1.50%
                                       Advisor             08/31/2018              1.50%
                                       Institutional       08/31/2011              0.75%

Genesis Fund                           Trust               08/31/2011              1.50%
                                       Advisor             08/31/2018              1.50%
                                       Institutional       08/31/2018              0.85%

Global Real Estate Fund                Trust               8/31/2011               1.25%
                                       Institutional       8/31/2011               1.00%

Guardian Fund                          Trust               08/31/2011              1.50%
                                       Advisor             08/31/2018              1.50%
                                       Institutional       08/31/2011              0.75%

International Fund                     Investor            08/31/2011              1.40%
                                       Trust               08/31/2018              2.00%

International Institutional Fund       Institutional       08/31/2018              0.85%

International Large Cap Fund           Trust               08/31/2011              1.25%
                                       Institutional       08/31/2011              0.90%

Manhattan Fund                         Trust               08/31/2011              1.50%
                                       Advisor             08/31/2018              1.50%
                                       Institutional       08/31/2011              0.75%

Millennium Fund                        Investor            08/31/2018              1.30%
                                       Trust               08/31/2018              1.40%
                                       Advisor             08/31/2018              1.60%
                                       Institutional       08/31/2011              0.90%

Partners Fund                          Trust               08/31/2011              1.50%
                                       Advisor             08/31/2018              1.50%
                                       Institutional       08/31/2011              0.70%

Premier Analysts Fund                  Trust               8/31/2011               1.00%

Premier Convergence Fund               Trust               8/31/2011               1.00%

Premier Dividend Fund                  Trust               8/31/2011               1.00%

Premier Energy Fund                    Trust               8/31/2011               1.00%


Real Estate Fund                       Trust               08/31/2018              1.50%
                                       Institutional       08/31/2018              0.85%

Regency Fund                           Investor            08/31/2018              1.50%
                                       Trust               08/31/2018              1.25%
                                       Institutional       08/31/2011              0.85%

Socially Responsive Fund               Trust               08/31/2011              1.50%
                                       Institutional       08/31/2011              0.75%